EXHIBIT 99.1

(1)  This statement is being filed by The Goldman Sachs Group, Inc. (“GS Group”); Goldman, Sachs & Co. (“Goldman Sachs”); GS Capital Partners V Offshore Fund, L.P. (“GSCP V Offshore”); GSCP V Offshore Knight Holdings, L.P. (“Offshore Knight V”); GSCP V Germany Knight Holdings, L.P. (“GSCP V Germany”); GS Capital Partners VI Offshore Fund, L.P. (“GSCP VI Offshore”); GSCP VI Offshore Knight Holdings, L.P. (“Offshore Knight VI”); GSCP VI Germany Knight Holdings, L.P. (“GSCP VI Germany”); GS International Infrastructure Partners I, L.P. (“GS International Infrastructure”); GS Infrastructure Knight Holdings, L.P. (“GS Infrastructure Knight”); GSCP KMI Investors Offshore, L.P. (“KMI Investors Offshore”); GS Capital Partners V Institutional, L.P. (“GS Institutional”); GS Capital Partners V Fund, L.P. (“GS Capital V”); GS Capital Partners VI Parallel, L.P. (“GSCP Parallel”); GS Capital Partners VI Fund, L.P. (“GS Capital VI”); GS Global Infrastructure Partners I, L.P. (“GSG Infrastructure”); GS Institutional Infrastructure Partners I, L.P. (“GSI Infrastructure”); GSCP KMI Investors, L.P. (“GSCP KMI Investors”); Goldman Sachs KMI Investors, L.P. (“GS KMI Investors” and together with GSCP V Offshore, Offshore Knight V, GSCP V Germany, GSCP VI Offshore, Offshore Knight VI, GSCP VI Germany, GS International Infrastructure, GS Infrastructure Knight, KMI Investors Offshore, GS Institutional, GS Capital V, GSCP Parallel, GS Capital VI, GSG Infrastructure, GSI Infrastructure and GSCP KMI Investors, the “Limited Partnerships”); GSCP V Offshore Advisors, L.L.C. (“GSCP V Offshore Advisor”); GS Advisors V, L.L.C. (“GS V Advisor”); GSCP VI Offshore Advisors, L.L.C. (“GSCP VI Offshore Advisor”); GS Advisors VI, L.L.C. (“GS VI Advisor”); GS Infrastructure Advisors 2006, L.L.C. (“GS Infrastructure 2006”); GSCP KMI Advisors, L.L.C. (“GSCP KMI Advisors”); GSCP V Advisors, L.L.C. (“GSCP V Advisor”); GSCP VI Advisors, L.L.C. (“GSCP VI Advisor”); GS KMI Advisors, L.L.C. (“GS KMI Advisors”); GS Capital Partners V GmbH & Co. KG (“GS V Germany”); GSCP V GMBH Knight Holdings (“GSCP V GMBH”); GS Capital Partners VI GmbH & Co. KG (“GS VI Germany”); Goldman, Sachs Management GP GmbH (“GS GmbH”); GSCP VI GMBH Knight Holdings (“GSCP VI GMBH”); and GSCP KMI Offshore Advisors, Inc. (“KMI Offshore Advisors” and together with the foregoing entities, the “Reporting Persons”).  Due to the electronic system’s limitation of 10 Reporting Persons per joint filing, this statement is being filed in four forms.

(2) The Reporting Persons hold Series A-1 and Series A-2 shares of Class A Common Stock (“Class A Shares”).  A holder of Class A Shares may, from time to time prior to May 31, 2015, elect to convert some, or all, of its Class A Shares in order to sell the resulting shares of the Issuer’s Class P Common Stock (“Common Shares”) to a third party or to make a distribution of such resulting Common Shares to its investors or partners.  As of the date of this filing, Class A Shares are convertible on a one-for-one basis into Common Shares.  As certain thresholds are met through holders of Class A Shares receiving additional value in the future from their ownership of the Class A Shares, either via distributions paid by the Issuer on such Class A Shares or future sales or distributions to its investors or partners of Common Shares received upon conversion of their Class A Shares, the holders of the Issuer’s Series B-1 or Series B-2 (as applicable) Class B Common Stock (“Class B Shares”) and Series C-1 or Series C-2 Class C (as applicable) Common Stock (“Class C Shares”) will convert or be entitled to convert a portion of their Class B Shares and Class C Shares into Common Shares, and the Class A Shares will have their conversion ratio reduced in proportion to the amount of Common Shares that the Class B Shares and Class C Shares receive upon conversion.  The total number of Common Shares that the Class A Shares, Class B Shares and Class C Shares may receive in the aggregate is fixed.  The formula for the conversion of Class A Shares, Class B Shares and Class C Shares into Common Shares, as well as the terms and conditions of such conversions, are specified in Article Fourth of the Issuer’s Certificate of Incorporation, filed as Exhibit 3.1 of the Issuer’s Amendment No. 3 to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 26, 2011.

Each Reporting Person will convert some of its Class A Shares, on a one-for-one basis, into the Common Shares that such Reporting Person will sell in the Issuer’s initial public offering of its Common Shares (the “IPO”).  This conversion of Class A Shares into Common Shares will occur prior to the closing of the IPO.

(3)  Goldman Sachs and GS Group may be deemed to beneficially own indirectly, in the aggregate, 143,074,656 shares of Series A-1 Class A Shares and 35,390,780 shares of Series A-2 Class A Shares through the Limited Partnerships.  Affiliates of GS Group and Goldman Sachs are the general partner, managing limited partner or managing partner of the Limited Partnerships.  Goldman Sachs serves as the investment manager of certain of the Limited Partnerships and is a wholly-owned subsidiary of GS Group.

Offshore Knight V beneficially owns directly 11,095,702 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by Offshore Knight V’s general partner, GSCP V Offshore, and by GSCP V Offshore’s general partner, GSCP V Offshore Advisor.

GSCP V Germany beneficially owns directly 851,612 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by GSCP V Germany’s general partner, GSCP V GMBH, by GSCP V GMBH’s sole stockholder, GS V Germany, and by GS V Germany’s general partner, GS GmbH.

Offshore Knight VI beneficially owns directly 17,356,834 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by Offshore Knight VI’s general partner, GSCP VI Offshore, and by GSCP VI Offshore’s general partner, GSCP VI Offshore Advisor.

GSCP VI Germany beneficially owns directly 741,630 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by GSCP VI Germany’s general partner, GSCP VI GMBH, and by GSCP VI GMBH’s sole stockholder, GS VI Germany, and by GS VI Germany’s general partner, GS GmbH.

GS Infrastructure Knight beneficially owns directly 25,450,522 shares of Series A-2 Class A Shares, which may be deemed to be beneficially owned indirectly by GS Infrastructure Knight’s general partner, GS International Infrastructure, and by GS International Infrastructure’s general partner, GS Infrastructure 2006.

KMI Investors Offshore beneficially owns directly 4,455,233 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner KMI Offshore Advisors.

GS Institutional beneficially owns directly 7,365,807 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GS V Advisor.

GS Capital V beneficially owns directly 21,480,062 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GSCP V Advisor.

GSCP Parallel beneficially owns directly 5,738,201 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GS VI Advisor.

GS Capital VI beneficially owns directly 20,867,478 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GSCP VI Advisor.

GSG Infrastructure beneficially owns directly 8,980,824 shares of Series A-2 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GS Infrastructure 2006.

GSI Infrastructure beneficially owns directly 959,434 shares of Series A-2 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GS Infrastructure 2006.

GSCP KMI Investors beneficially owns directly 30,770,025 Series A-1 shares of Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GSCP KMI Advisors.

GS KMI Investors beneficially owns directly 22,352,072 Series A-1 shares of Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GS KMI Advisors.

The Reporting Persons disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein, if any, and this report shall not be deemed an admission that any such entity is the beneficial owner of, or has pecuniary interest in, such securities for purposes of Section 16 of the Exchange Act or for any other purpose.